UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:	(604) 602-1633

Golden Aria Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 28, 2010, we entered into an asset and share purchase agreement with Global Solar Water Power Systems Inc. (“Global Solar”), a private company beneficially owned by Mark Snyder, our company’s Chief Technical Officer. Global Solar owns certain technology invented and developed by Mark Snyder for the design and manufacture of certain water filtration equipment. Under the terms of the agreement, we may acquire up to a 20% equitable ownership interest in Global Solar payable as follows:

(a)	for the initial 10% equity interest, by the issuance of 500,000 restricted shares of our common stock at a deemed price of US $0.20 per share, payable within 10 days of signing the agreement;

(b)	for the initial 10% equity interest, cash payments and/or deferred commissions totalling $150,000 payable in instalments of $3,500 per month;

(c)	for the additional 10% equity interest, the issuance of 500,000 restricted shares of our common stock at any time up to December 31, 2011; and

(d)

for the additional 10% equity interest, cash payments and/or deferred commissions totalling $250,000 paid a minimum of $3,500 per month and beginning not later than December 31, 2011, as further described in the agreement.

Pursuant to the terms of the agreement Global Solar is required to pay our proportionate interest in any after tax profits on a quarterly basis. Our management obtained an independent valuation dated February 5, 2010 in support of the value ascribed to the proposed equity interest in Global Solar. As at February 28, 2010, we have paid in funds $40,500 and issued 500,000 restricted shares of our common stock, following which we have acquired a 5.62% equity interest in Global Solar. The shares were issued to Global Solar in reliance on Section 4(2) and/or Regulation D of the Securities Act of 1933.

The above description of the asset and share purchase agreement is qualified in its entirety by reference to the full text of the asset and share purchase agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this current report on Form 8-K is responsive to this item and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this current report on Form 8-K is responsive to this item and is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 5, 2010, our shareholders approved an amendment to our articles of incorporation to change our name from Golden Aria Corp. to Enertopia Corp. The name change was effected with the Nevada Secretary of State on February 8, 2010.

Also on February 5, 2010, our shareholders approved the increase in our authorized share capital from 37,500,000 shares of common stock to 200,000,000 shares of common stock. The increase in authorized capital was effected with the Nevada Secretary of State on February 22, 2010.

Item 7.01 Regulation FD Disclosure

The Company’s original name is still effective with the Over-the-Counter Bulletin Board. Our new CUSIP number is 2977Q107.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
3.01	Certificate of Amendment filed with the Nevada Secretary of State on February 8, 2010
3.02	Certificate of Amendment filed with the Nevada Secretary of State on February 22, 2010
10.1	Asset and Share Purchase Agreement between Global Solar Water Power Systems, Mark Snyder and Enertopia Corp. dated for reference February 8, 2010.
99.1	Press Release dated March 3, 2010 Announcing entry into asset purchase agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2010

Enertopia Corp.

By: /s/ Robert G. McAllister
Robert G. McAllister
President and Director